Exhibit 10.1


                           Glenayre Technologies, Inc.
                          360 Madison Avenue, Suite 500
                            New York, New York 10017

                           Glenayre Electronics, Inc.
                          360 Madison Avenue, Suite 500
                            New York, New York 10017


November 6, 2006

Mr. James Caparro
11 Elden Drive
Saddle River, New Jersey

Dear Jim:

Reference is hereby made to that certain letter agreement dated as of May 9, 2005 (the "Employment Agreement") by and between Glenayre Electronics, Inc. ("Glenayre") and yourself. This letter agreement (the "Amendment") is intended to supplement certain terms of the Employment Agreement, as more fully set forth below. Capitalized terms used herein and not otherwise defined shall have the meaning given to such terms in the Employment Agreement.

1. Agreement. Notwithstanding any provision to the contrary contained in the Employment Agreement, Glenayre, Glenayre Technologies, Inc. (the "Parent Company") and you hereby agree as follows:

     (a) Commencing as of November 10, 2006 (the "Effective Date") and continuing for so long as the Employment Agreement remains in effect (unless this Amendment is sooner terminated as provided herein), in addition to your role as President and Chief Executive Officer of the Company, you will serve as the President and Chief Executive Officer of each of Glenayre and the Parent Company to perform such duties as may be reasonably requested of you by the board of directors of the Parent Company from time to time. As more fully described in paragraph 3 below, solely with respect to your status or duties as President and Chief Executive Officer of each of Glenayre and the Parent Company (and not with respect to your status or duties as President and Chief Executive Officer of the Company or the parties' relative rights and obligations under the Employment Agreement), your status shall be as an employee-at-will. Clarke H. Bailey ("Bailey"), the current Chief Executive Officer of Glenayre and the Parent Company, will resign from such positions effective as of the Effective Date.

     (b) The Chief Financial Officer of the Parent Company will report directly to you in your capacity as President and Chief Executive Officer of the Parent Company.

     (c) The Chief Acquisitions Officer of the Parent Company will report directly to you with respect to all corporate development matters, in your capacity as President and Chief Executive Officer of the Parent Company; provided, that with respect to any ongoing or future mergers, acquisitions, dispositions or related transactions involving the Parent Company, the Company or any of their respective affiliates, the Chief Acquisitions Officer of the Parent Company will continue to report directly to Bailey.

     (d) Except as noted above, all other employees and officers of the Parent Company, Glenayre and the Company shall continue to report to their respective supervisors in the ordinary course of business in a manner consistent with past practice, subject to your role as the most senior executive officer of the Parent Company and its affiliates taken as a whole.

2. No Other Amendments. Except for the agreements expressly set forth and referred to in paragraph 1 above, the Employment Agreement shall remain unchanged and in full force and effect in accordance with its terms. For the avoidance of doubt, you hereby acknowledge and agree that the appointments set forth in paragraph 1 above do not involve a change in your compensation. This Amendment has been submitted to and approved by the Company's board of directors in conformity with and in the manner required under the Employment Agreement and has been submitted to and approved by the board of directors of each of Glenayre and the Parent Company, respectively.

3. Termination of Agreement. Your positions and duties as President and Chief Executive Officer of each of Glenayre and Parent Company under the terms and provisions of this Amendment shall automatically terminate upon the consent of a majority of the members of the board of directors of the Parent Company. Such termination may be for any reason whatsoever, or for no reason at all, and shall be effective immediately upon provision of notice of such termination to you by the Parent Company, without any action on the part of yourself. Effective immediately upon the provision of such notice, the terms and provisions of this Amendment shall automatically terminate and the terms and provisions of the Employment Agreement (including without limit your position and duties as President and Chief Executive Officer of the Company) shall remain in full force and effect, as if the parties hereto had not entered into this Amendment. For the avoidance of doubt, in no event shall your positions and duties as President and Chief Executive Officer of each of Glenayre and Parent Company under the terms and provisions of this Amendment or termination of this Amendment be considered Good Reason or Cause under the Employment Agreement.

4. Effect on Employment Agreement. Upon the Effective Date and subject to the termination provisions of paragraph 3 above, each reference in the Employment Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Employment Agreement, shall mean and be a reference to the Employment Agreement as amended hereby.

5. Severability. If any provision of this Amendment or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent by any court of competent jurisdiction, the remainder of this Amendment and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together constitute one instrument. Counterparts of this Amendment (or applicable signature pages hereof) that are manually signed and delivered by facsimile transmission shall be deemed to constitute signed original counterparts hereof and shall bind the parties signing and delivering in such manner.

7. Entire Agreement. This Amendment sets forth the complete agreement and entire understanding among the parties with respect to your positions as President and Chief Executive Officer of each of Glenayre and Parent Company and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to your positions as President and Chief Executive Officer of each of Glenayre and Parent Company in any way.

8. Construction. This Amendment has been negotiated by the parties hereto and their respective legal counsel, and legal or equitable principles that might require the construction of this Amendment or any provision of this Amendment against the party drafting this Amendment shall not apply in any construction or interpretation of this Amendment.

9. Waivers and Amendments. Except as specifically set forth in paragraph 3 of this Amendment, this Amendment shall not be amended, modified, altered or supplemented, and the enforcement of any provision hereof shall not be waived, other than by means of a written instrument duly executed by each of the parties hereto.

10. Governing Law; Venue; Waiver of Jury Trial. This Amendment, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed under and in accordance with the laws of the State of New York, excluding the choice of law rules thereof. The parties hereto hereby consent to jurisdiction in the federal and state courts sitting in the Borough of Manhattan, City of New York, State of New York in any action, suit or proceeding to enforce the terms of this Agreement. Each party hereto waives any right such party may have to a jury trial in connection with any such action, suit or proceeding.

11. Public Disclosure. The parties hereto acknowledge and agree that the terms and provisions of this Amendment will be publicly disclosed pursuant to the disclosure requirements of the rules and regulations of the Securities and Exchange Commission and the NASDAQ.

GLENAYRE TECHNOLOGIES, INC.

By:  /s/ Clarke H. Bailey
   ------------------------------
Name: Clarke H. Bailey
Title: Chairman and CEO



GLENAYRE ELECTRONICS, INC.

By:   /s/ Clarke H. Bailey
   ------------------------------
Name: Clarke H. Bailey
Title: CEO



Agreed to and accepted this 6th day of November, 2006:


/s/ James Caparro
---------------------------------
JAMES CAPARRO